Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (this “Amendment”) is entered into effective as of November 16, 2004, by and among SeraCare Life Sciences, Inc., a California corporation (the “Corporation”) and Michael F. Crowley II (“Crowley”).

WHEREAS, SeraCare, Inc. (the former parent of the Corporation, now known as Biomat USA, Inc.) and Crowley entered into that certain Employment Agreement, dated November 1, 2000 (as amended by the First Amendment and Second Amendment, the “Employment Agreement”).

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated August 24, 2001, SeraCare, Inc. assigned its rights and obligations under the Employment Agreement to the Corporation.

WHEREAS, pursuant to that certain amendment to Employment Agreement, dated November 6, 2001 (the “First Amendment”), the Corporation and Crowley extended the term of the Employment Agreement to September 25, 2004.

WHEREAS, pursuant to that certain second amendment to Employment Agreement, dated June 4, 2003 (the “Second Amendment”), the Corporation and Crowley extended the term of the Employment Agreement to September 25, 2005.

WHEREAS, the Corporation and Crowley wish to amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereto, intending to be legally bound, agree as follows:

1. Amendments to Employment Agreement.

a. Section 8 of the Employment Agreement is hereby amended by extending the term of the Employment Agreement until September 25, 2006.

b. Effective as of November 1, 2004, Crowley’s annual base compensation under the Employment Agreement is increased from $175,000 to $275,000.

c. Crowley’s title under the Employment Agreement is hereby confirmed as President and Chief Executive Officer of the Corporation.

d. Except as amended by this Amendment, the provisions of the Employment Agreement shall continue for all purposes without interruption and the Employment Agreement shall remain in full force and effect.

2. Governing Law. The validity of this Amendment and the interpretation and performance of all of its terms shall be controlled by the substantive law of California, including California law concerning the interpretation and performance of contracts.

3. Counterparts. This Amendment may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered as of the date set forth above.

CORPORATION:

SERACARE LIFE SCIENCES, INC.

By:	/s/ Jerry L. Burdick
Name:	Jerry L. Burdick
Title:	Secretary

CROWLEY:

/s/ Michael F. Crowley, Jr.
Michael F. Crowley, Jr.